UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2008

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Warfvingesväg 45, SE-112 51 Stockholm, Sweden 4000 Executive Parkway, Suite 200, San Ramon, CA.		94583
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +468 678 18 50 — Sweden (925) 355-7700 — USA

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01: NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On July 3, 2008 the Company received a Nasdaq Staff deficiency letter from The NASDAQ Stock Market Listing Qualifications Department stating that for the last 30 consecutive business days, the bid price of the Company’s common stock has closed below the $1.00 minimum required for continued inclusion under Marketplace Rule 4310(c)(4) (the “Rule”). The notice further states that pursuant to Marketplace Rule 4310(c)(8)(D), the Company will be provided 180 calendar days (or until December 30, 2008) to regain compliance. If, at anytime before December 30, 2008, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Company may regain compliance with the Rule.

The notice indicates that, if compliance with the Minimum Bid Price Rule is not regained by December 30, 2008, the NASDAQ staff will determine whether the Company meets the Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement. If the Company meets the initial listing criteria, the NASDAQ staff will notify the Company that it has been granted an additional 180 calendar day compliance period. If the Company is not eligible for an additional compliance period the NASDAQ staff will provide written notification that the Company’s securities will be delisted.

Furthermore, the Company previously announced that it received a staff determination letter from NASDAQ on July 1, 2008 stating that the Company's common stock is subject to delisting from the NASDAQ Capital Market indicating that it had failed to comply with Marketplace Rule 4310(c)(3)(B), 4310(c)(3)(A) or 4310(c)(3)(C), requiring the Company maintain a market value of listed securities of at least $35,000,000, stockholders’ equity of $2,500,000 or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

The Company has submitted a request to have a hearing to the NASDAQ Listing Qualifications Panel. This request stays the delisting of the Company's securities pending the hearing and a determination by the Panel with the company continuing to trade its securities under the ticker symbol "NEON" on the NASDAQ board. There can be no assurance that the Panel will grant the Company's request for continued listing.

A copy of the Company’s press release announcing receipt of the notice is attached hereto as Exhibit 99.1 and is incorporated y reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1 Neonode Inc. Press Release “Neonode Announces Receipt of NASDAQ Non-Compliance Letter”, dated July 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 15, 2008

NEONODE INC.

By:	/s/ David W Brunton
David W Brunton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Neonode Inc. Press Release “Neonode Announces Receipt of NASDAQ Non-Compliance Letter”, dated July 15, 2008.